As filed with the Securities and Exchange Commission on October 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1547850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

(424) 744-8055

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Neil Desai, Ph.D.

President and Chief Executive Officer

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

(424) 744-8055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen, Esq.

Robert L. Wernli, Jr., Esq.

David G. Sharon, Esq.

Wilson Sonsini Goodrich & Rosati, Professional Corporation

12235 El Camino Real

San Diego, CA 92130

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act    ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 26, 2022

PROSPECTUS

5,800,019 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 5,800,019 shares (the “Shares”) of common stock, par value $0.0001 per share, of Aadi Bioscience, Inc., a Delaware corporation (the “Company”), by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors (the “selling stockholders”), which consist of 3,373,526 outstanding shares of our common stock held by the selling stockholders and 2,426,493 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock. The Shares were issued and sold to the selling stockholders in a private placement (the “Private Placement”) pursuant to a securities purchase agreement among us and such selling stockholders dated September 22, 2022 (the “Purchase Agreement”). Concurrently with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, and we are registering the Shares being offered hereunder pursuant to such registration rights agreement on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this prospectus.

We have agreed, pursuant to the registration rights agreement, to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The selling stockholders identified in this prospectus may offer the Shares pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 13. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 9.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their common shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we have elected to rely on certain reduced public company disclosure requirements. We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Implications of Being a Smaller Reporting Company and an Emerging Growth Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “AADI.” On October 24, 2022, the last reported sale price of our common stock was $12.47 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Aadi,” the “Company” and similar designations refer to Aadi Bioscience, Inc., together with its consolidated subsidiaries.

Company Overview

We are a biopharmaceutical company focused on developing and commercializing precision therapies for genetically defined cancers with alterations in mTOR pathway genes. Our lead drug product, FYARRO®, is a form of sirolimus bound to albumin. Sirolimus is a potent inhibitor of the mTOR biological pathway, the activation of which pathway can promote tumor growth, and inhibits downstream signaling from mTOR.

In November 2021, the U.S. Food and Drug Administration (the “FDA”) approved FYARRO sirolimus protein bound particles for injectable suspension (albumin-bound) for the treatment of adult patients with locally advanced unretractable or metastatic malignant perivascular epithelioid cell tumors (“PEComa”). On February 22, 2022, we launched FYARRO in the United Sates for treatment of advanced malignant PEComa and recognized net product sales of $3.4 million and $5.7 million for the three and six months ended June 30, 2022, respectively.

In addition to advanced malignant PEComa, based on data from our completed Phase 2 registrational study, Advanced Malignant PEComa Trial (AMPECT) and our expanded access program, we have initiated a registration directed tumor agnostic Phase 2 study (“PRECISION 1”) of FYARRO in patients with Tuberous Sclerosis Complex 1 (TSC1) and 2 (TSC2) alterations. We have completed a Type B meeting with the FDA in which we discussed the initial trial design and the PRECISION 1 trial was opened for enrollment in the United States during the first quarter of 2022. Our first patient was dosed in March 2022.

Company Information

We (formerly known as “Aerpio Pharmaceuticals, Inc.”) were originally incorporated in the State of Delaware in November 2007 under the name “Zeta Acquisition Corp. II.” Prior to the merger with Aerpio Pharmaceuticals, Inc., Zeta Acquisition Corp. II was a “shell” company registered under the Exchange Act with no specific business plan or purpose until it began operating the business of Aerpio Pharmaceuticals, Inc. through a merger in March 2017. In August 2021, we effected a reverse merger, pursuant to which a wholly owned subsidiary of ours, merged with and into Aadi Subsidiary, Inc. (formerly Aadi Bioscience, Inc.) (“Private Aadi”), with Private Aadi surviving as a wholly owned subsidiary of ours. Upon the closing of the Merger, we changed our name from “Aerpio Pharmaceuticals, Inc.” to “Aadi Bioscience, Inc.” and the name of Private Aadi was changed from “Aadi Bioscience, Inc.” to “Aadi Subsidiary, Inc.”

Our principal executive offices are located at 17383 Sunset Boulevard, Suite A250, Pacific Palisades, California 90272. we maintain a website at www.aadibio.com, to which we regularly post copies of our press releases as well as additional information about us. Our filings with the Securities and Exchange Commission (the “SEC”) will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus or any of our other filings with the SEC unless specifically incorporated herein by reference. In addition, our filings with the SEC may be accessed through the SEC’s Interactive Data Electronic Applications system at http://www.sec.gov. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

Private Placement

On September 22, 2022, in connection with the Private Placement, we entered into the Purchase Agreement with the selling stockholders named in this prospectus. Concurrently with the Purchase Agreement, we entered into the Registration Rights Agreement with the selling stockholders. Under the terms of the Registration Rights Agreement, we agreed to prepare and file, within 30 days after the closing of the Private Placement, one or more registration statements with the SEC to register the Shares for resale, and to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable.

At the closing of the Private Placement, on September 26, 2022 we sold and issued to certain of the selling stockholders (i) 3,373,526 shares of our common stock at a purchase price of $12.50 per share and (ii) 2,426,493 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock at a purchase price of $12.4999 per share and an exercise price of $0.0001 per share. The total purchase price paid by the selling stockholders in the Private Placement was approximately $72.5 million.

The offer and sale of the securities in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. Each of the selling stockholders has represented to us that such selling stockholder is an “accredited investor,” as defined in Regulation D of the Securities Act, and that the securities purchased by such selling stockholder were being acquired solely for such selling stockholder’s own account and for investment purposes and not with a view to its future sale or distribution.

The description of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which were filed as exhibits to our Current Report on Form 8-K, filed on September 22, 2022. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Implications of Being a Smaller Reporting Company and an Emerging Growth Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250.0 million and annual revenues in excess of $100.0 million, or a non-affiliate public float in excess of $700.0 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) as well as a “smaller reporting company.” We will cease to be an emerging growth company on December 31, 2022.

THE OFFERING

Common stock registered for sale by selling stockholders	5,800,019 Shares, consisting of 3,373,526 outstanding shares of our common stock held by the selling stockholders and 2,426,493 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. See “Use of Proceeds” for additional information.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.

Risk factors	You should read the “Risk Factors” section included in or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“AADI”

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A, Risk Factors, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, together with the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and our SEC filings that are incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain or incorporate by reference, contains express or implied forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on management’s beliefs and assumptions and on information currently available to management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

our ability to maintain regulatory approval for FYARRO in advanced malignant PEComa or to obtain and maintain regulatory approval for FYARRO in additional indications, or any other product candidates we may develop in the future, and any related restrictions, limitations or warnings in the label of an approved product candidate;

•	our plans and potential for success relating to commercializing FYARRO, or any other product candidate that we may develop, if approved;
•	our plans related to the further development and manufacturing of FYARRO;
•

the timing, scope or likelihood of regulatory filings and approvals for FYARRO for advanced malignant PEComa in foreign jurisdictions and any additional indications we may pursue and any other product candidates we may develop in the future;

•	our commercialization, marketing and manufacturing capabilities and strategy;
•	the pricing and reimbursement of FYARRO and any other product candidates we may develop in the future, if approved;
•	the rate and degree of market acceptance of FYARRO and any other product candidates we may develop in the future, if approved;
•

the timing, progress and results of preclinical studies and clinical trials for our programs and product candidates, including the anticipated impact of the COVID-19 pandemic, the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	our ability to recruit and enroll suitable patients in our clinical trials;
•	the expectations regarding the beneficial characteristics, safety, efficacy and therapeutic effects of FYARRO and any other product candidates that we may develop in the future;
•	our ability to develop and advance product candidates into, and successfully complete, clinical studies;
•	the implementation of our business model and our strategic plans for our business;
•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;
•	our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing FYARRO and any other product candidates we may develop in the future;
•

the size and growth potential of the markets for FYARRO and any other product candidates we may develop in the future, if approved, and our ability to serve those markets, either alone or in partnership with others;

•

our ability to obtain funding for our operations, including funding necessary to commercialize FYARRO and to complete further development, approval and, if approved, commercialization of FYARRO in additional indications and any other product candidates we may develop in the future;

•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
•	the potential for our business development efforts to maximize the potential value of our portfolio;

•

our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for FYARRO and any other product candidates we may develop in the future;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;
•	our financial performance;
•	statements regarding the legal proceedings related to the termination of the license agreement, dated December 8 2020, with EOC Pharma (Hong Kong) Limited;
•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals; and
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents we have filed with the SEC.

You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by us from time to time with the SEC. See “Where You Can Find Additional Information” beginning on page 15 of this prospectus.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition of up to 5,800,019 Shares, which consist of (i) 3,373,526 outstanding shares of our common stock held by the selling stockholders and (ii) 2,426,493 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock that are held by the selling stockholders. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. We cannot predict when or whether any of the selling stockholders will exercise their pre-funded warrants. See “Prospectus Summary—Private Placement.”

The pre-funded warrants provide that a holder of pre-funded warrants does not have the right to exercise pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately before or after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase the Beneficial Ownership Limitation by giving notice to the Company, but not in excess of 19.99%. Throughout this prospectus, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are referring to the outstanding shares of our common stock and the shares issuable upon the exercise of outstanding pre-funded warrants without giving effect to the Beneficial Ownership Limitation.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of October 10, 2022. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time. We do not know how long the selling stockholders will hold the shares before selling them, and except as set forth below under “Relationship with Selling Stockholders,” we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our common stock beneficially held by such selling stockholder as of October 10, 2022, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. The percentages of shares owned after the offering are based on 24,395,117 shares of common stock outstanding as of October 10, 2022, which includes the outstanding shares of common stock offered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After Offering (2)
	Number	Offered	Number	Percentage
Entities Affiliated with Baker Bros. Advisors LP (3)	2,989,944	2,000,016	989,928	4.1%

Avoro Life Sciences Fund LLC (4)	2,849,402	1,020,000	1,829,402	7.5%

Avoro Ventures Fund L.P. (5)	622,350	240,000	382,350	1.6%

Entities Affiliated with Acuta Capital Partners, LLC (6)	1,849,402	320,000	1,529,402	6.3%

Entities Affiliated with Acorn Capital Advisors, GP, LLC (7)	1,573,529	1,000,003	573,526	2.4%

Alerce Medical Technology Partners, L.P. (8)	920,000	920,000	—	—

KVP Capital, LP (9)	499,998	240,000	259,998	1.1%

Bryan Ball	21,000	20,000	1,000	*

Brendan Delaney	20,000	20,000	—	—

Scott Giacobello	20,000	20,000	—	—

* Less than 1%

(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)

Consists of (i) 200,240 shares of common stock issuable upon the exercise of pre-funded warrants held by 667, L.P. (“667”) and (ii) 1,799,776 shares of common stock issuable upon the exercise of pre-funded warrants held by Baker Brothers Life Sciences, L.P. (“BBLS”). In accordance with the Beneficial Ownership Limitation of the pre-funded warrants, BBLS and 667 are prohibited from exercising such pre-funded warrants to the extent that, immediately prior to or as a result of such exercise, BBLS and 667 would, together with affiliates and any persons who are members of a Section 13(d) group with these funds or their affiliates, beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to this Beneficial Ownership Limitation solely for illustrative purposes. Baker Bros. Advisors LP (“BBA”), the management company and investment adviser to 667 and BBLS, has sole voting and investment power over the securities directly held by 667 and BBLS, and thus may be deemed to beneficially own the securities directly held by BBLS and 667. Baker Bros. Advisors (GP) LLC (“BBA-GP”) is the sole general partner of BBA and thus may be deemed to beneficially own the securities directly held by BBLS and 667. Julian C. Baker and Felix J. Baker, as managing members of BBA-GP, may be deemed to beneficially own the securities directly held by BBLS and 667. All shares held by 667 and BBLS are held in margin accounts with prime brokers. The address of each such entity is 860 Washington Street, Third Floor, New York, New York 10014.

(4)

Avoro Capital Advisors LLC (“Avoro”) is the investment advisor for Avoro Life Sciences Fund LLC. Behzad Aghazadeh, a director of Aadi, serves as the portfolio manager and controlling person of Avoro and may be deemed to have investment discretion and voting power over the shares held by Avoro. The address of Avoro Life Sciences Fund LLC is 110 Greene Street, Suite 800, New York, NY 10012.

(5)

Avoro Ventures Fund L.P. is an investment fund managed by Avoro Ventures LLC. Dr. Aghazadeh, a director of Aadi, serves as the portfolio manager and controlling person of Avoro Ventures LLC and may be deemed to have investment discretion and voting power over the shares held by Avoro Ventures Fund L.P. The address of Avoro Ventures Fund L.P. is 110 Greene Street, Suite 800, New York, NY 10012.

(6)

Consists of (i) 1,572,698 shares of common stock held by Acuta Capital Fund, LP and (ii) 276,704 shares of common stock held by Acuta Opportunity Fund, LP. Acuta Capital Partners, LLC is the investment advisor and general partner of Acuta Capital Fund, LP and Acuta Opportunity Fund, L.P. Anupam Dalal, M.D., a director of Aadi, is the Managing Member of Acuta Capital Partners, LLC. Dr. Dalal has voting and investment authority over all of the shares held by Actual Capital Fund, LP and Acuta Opportunity Fund, LP. Each of Acuta Capital Partners, LLC and Dr. Dalal disclaims beneficial ownership of the shares of common stock held by Acuta Capital Fund, LP and Acuta Opportunity Fund, L.P. except to the extent of their pecuniary interest therein. The address of Acuta Capital Fund, LP and Acuta Opportunity Fund, LP is 1301 Shoreway Road, Suite 340, Belmont, CA 94002.

(7)

Consists of (i) 573,526 shares of common stock and 200,001 shares of common stock issuable upon the exercise of pre-funded warrants held by Acorn Bioventures, L.P. and (ii) 573,526 shares of common stock and 226,476 shares of common stock issuable upon the exercise of pre-funded warrants held by Acorn Bioventures 2, L.P. In accordance with the Beneficial Ownership Limitation of the pre-funded warrants, Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P. are prohibited from exercising such pre-funded warrants to the extent that, immediately prior to or as a result of such exercise, Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P. would, together with affiliates and any persons who are members of a Section 13(d) group with these funds or their affiliates, beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to this Beneficial Ownership Limitation solely for illustrative purposes. Acorn Capital Advisors, GP, LLC and Acorn Capital Advisors GP2, LLC are the sole general partner of Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P., respectively. Anders Hove is the manager of Acorn Capital Advisors, GP, LLC and Acorn Capital Advisors GP2, LLC and may be deemed to have sole voting and dispositive power over the shares held by each of Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P. The address of Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P. is 420 Lexington Avenue, Suite 2626, New York, NY 10170.

(8)

Muneer A. Satter has sole voting and dispositive power over all shares held by Alerce Medical Technology Partners, L.P. Mr. Satter disclaims beneficial ownership of the shares of common stock held by Alerce Medical Technology Partners, L.P. except to the extent of his pecuniary interest therein. The address of Alerce Medical Technology Partners, L.P. is c/o Alerce Investment Management, L.P., 676 North Michigan Avenue, Suite 4000, Chicago, IL 60611.

(9)

Caley Castelein, M.D., the chair of our board of directors, and Andrew Jensen are the Managing Members of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP. Voting and dispositive decisions with respect to shares held by KVP Capital, LP are made by Dr. Castelein and Mr. Jensen. The address for KVP Capital, LP is 4 Embarcadero, Suite 2100, San Francisco, CA 94111.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on September 22, 2022, we entered into the Purchase Agreement with certain of the selling stockholders pursuant to which we sold shares of common stock to such selling stockholders, and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Other than (i) Brendan Delaney, who is our Chief Operating Officer, (ii) Scott Giacobello, who is our Chief Financial Officer, (iii) Bryan Ball, who is our Chief Quality Officer and Senior Vice President, Manufacturing Operations, (iv) Anupam Dalal, M.D., who is a member of our board of directors and the Chief Investment Officer of Acuta Capital Partners, LLC, (v) Caley Castelein, M.D., who is the chair of our board of directors and is a Managing Director of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP., and (vi) Behzad Aghazadeh, Ph.D., who is a member of our board of directors and the Managing Partner and Portfolio Manager of Avoro Capital Advisors, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

Plan of Distribution

The selling stockholders, including their transferees, pledgees or donees or their respective successors, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) (B) the date that all the shares covered by this prospectus cease to be “Registrable Securities” (as defined in the Registration Rights Agreement).

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus is being passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain members of, and investment partnerships comprised of members of, and person associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 0.1% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of Aadi Bioscience, Inc as of December 31, 2021 and 2020, and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.aadibio.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March  17, 2022, including those portions of our proxy statement on Schedule 14A filed April 26, 2022 that are incorporated by reference in such Annual Report;

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2022, March 17, 2022 (Item 1.01 only), June 17, 2022, June 30, 2022 and September 22, 2022;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2022 and August 10, 2022; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on March 17, 2022, including any amendment or report updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at https://www.aadibio.com by viewing the “SEC Filings” subsection of the “Investors & News” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

(424) 744-8055

5,800,019 Shares of Common Stock

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the offering described in this registration statement and the Private Placement, all of which will be paid by us. All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

SEC registration fee	$8,066.23

Legal fees and expenses	$75,000

Accounting fees and expenses	$10,000

Printing fees and engraving expenses	$—

Miscellaneous expenses	$—

Total	$93,066.23

Item 15.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide that we will limit the liability of our directors, and may indemnify our directors and officers, to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

We entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our Bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or executive officer in any claim, action or proceeding arising in his or her capacity as a director or executive officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

Item 16.  Exhibits

The following exhibits are filed as part of this registration statement.

			Incorporated by Reference

Exhibit Number	Description	Filed Herewith	Form	File/Film No.	Date Filed
4.1	Form of Pre-Funded Warrant		8-K	4.1	September 22, 2022

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C	X

10.1	Form of Stock Purchase Agreement, dated September 22, 2022, by and among the Company and the Purchasers		8-K	10.1	September 22, 2022

10.2	Form of Registration Rights Agreement, dated September 22, 2022, by and among the Company and the Purchasers		8-K	10.2	September 22, 2022

23.1	Consent of BDO USA, LLP independent registered public accounting firm	X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)	X

24.1	Power of attorney (included on the signature page to the registration statement)	X

107	Filing Fee Table	X

Item 17.  Undertakings

(a)          The undersigned registrant hereby undertakes;

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 26, 2022.

AADI BIOSCIENCE, INC.

By:	/s/ Neil Desai
Neil Desai, Ph.D.
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil Desai, Ph.D. and Scott Giacobello, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Neil Desai Neil Desai, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2022

/s/ Scott Giacobello Scott Giacobello	Chief Financial Officer (Principal Financial and Accounting Officer)	October 26, 2022

/s/ Caley Castelein Caley Castelein, M.D.	Chair of the Board of Directors	October 26, 2022

/s/ Anupam Dalal Anupam Dalal, M.D.	Director	October 26, 2022

/s/ Karin Hehenberger Karin Hehenberger, M.D., Ph.D.	Director	October 26, 2022

/s/ Behzad Aghazadeh Behzad Aghazadeh, Ph.D.	Director	October 26, 2022

/s/ Richard Maroun Richard Maroun	Director	October 26, 2022

/s/ Emma Reeve Emma Reeve	Director	October 26, 2022